SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A-2

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 9, 2001

Waters Instruments, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-1388	41-0832194
(Commission File Number)	(I.R.S. Employer Identification Number)

2950 Xenium Lane North, Suite 108

Minneapolis, Minnesota 55441

(Address of Principal Executive Offices)  (Zip Code)

(763) 551-1125

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

The undersigned registrant hereby amends Item 7 of its Current Report on Form 8-K dated July 9, 2001 as set forth below, and files certain additional exhibits.

Item 7.  Financial Statements, Pro Forma Information and Exhibits

A.	Financial statements of business acquired.

(i)

Audited financial statements of North Central Plastics, Inc. Consolidated Financial Statements for the two years ended April 30, 2001 and 2000 are filed as part of this report on the following pages immediately following the signature page of this report:

Independent Auditors’ Report of Larson Allen Weishair & Co, LLP for the year ended April 30, 2000

Independent Auditor’s Report of McGladrey & Pullen LLP for the year ended April 30, 2001

Consolidated Balance Sheets as of April 30, 2001 and 2000

Consolidated Statements of Operations and Retained Earnings for the Years Ended April 30, 2001 and 2000

Consolidated Statements of Cash Flows for the Years Ended April 30, 2001 and 2000

Notes to Consolidated Financial Statements

(ii)	Unaudited financial statements of business acquired

Balance Sheet as of July 31, 2001

Statement of Operations for the quarters ended July 31, 2001 and 2000

Statement of Cash Flows for the quarters ended July 31, 2001 and 2000

Notes to unaudited financial statements

B.	Pro forma financial information.

Introduction to Unaudited Pro Forma Combined Financial Statements

Unaudited Pro Forma Combined Balance Sheet combining the balance sheet of Waters Instruments, Inc. as of June 30, 2001 and the balance sheet of North Central Plastics as of April 30, 2001

Unaudited Pro Forma Combined Statement of Operations combining the results of the period ending June 30, 2001 for Waters Instruments, Inc. and for the period ending April 30, 2001 for North Central Plastics

Notes to Unaudited Pro Forma Combined Financial Statements

C.            Exhibits.

Exhibit No.	Description

2.1*

Stock Purchase Agreement dated July 9, 2001 by and among Waters Instruments, Inc., North Central Plastics, Incorporated and the shareholders of North Central Plastics, Incorporated.  Pursuant to Item 601(b)(2) of the Regulation S-B, upon the request of the Commission the Registrant undertakes to furnish supplementally to the Commission a copy of any schedule or exhibit to the Stock Purchase Agreement as follows:

	Exhibit A	Earn Out Agreement
	Exhibit B	Separate Noncompetition Agreement
	Exhibit C	Building Purchase Agreement
	Exhibit D	Lease and Option to Purchase Agreement
	Exhibit E	Berg Employment Agreement
	Exhibit F	Langlie Employment Agreement

	Schedule 3.1A	Real Property
	Schedule 3.1B	Equipment
	Schedule 3.1C	Patents, Trademarks, Formulas, Etc.
	Schedule 3.1D	Certain Leases, Agreements, Etc.
	Schedule 3.1E	Permits, Licenses, Etc.
	Schedule 3.1F	Banks and Depositories
	Schedule 3.1G	Loan and Credit Agreements, Etc.
	Schedule 3.1H	Insurance Policies and Claims
	Schedule 3.1I	Certain Employees
	Schedule 3.1J	Employee Plans
	Schedule 3.1K	Powers of Attorney
	Schedule 3.1L	Taxes
	Schedule 3.2	States where Qualified; Directors and Officers
	Schedule 3.3	Commitments to Issue Stock or North Central Options
	Schedule 3.4	Subsidiaries
	Schedule 3.6	Sellers’ Consents Required
	Schedule 3.7	Financial Statements
	Schedule 3.9	Undisclosed Liabilities
	Schedule 3.10	Certain Changes and Events
	Schedule 3.11	Assets Not in Good Operating Condition
	Schedule 3.12	Trademarks, Patents and Trade Secrets
	Schedule 3.16	Pending or Threatened Litigation
	Schedule 3.17	Warranties
	Schedule 3.20	Benefit Plans
	Schedule 3.21	Employees
	Schedule 3.23	Contracts with Related Parties
	Schedule 3.24	Relations with Suppliers and Customers
	Schedule 3.25	Product Liability Claims
	Schedule 3.26	Hazardous Materials List
	Schedule 4.3	Buyer’s Consents Required

23.1	Consent of McGladrey & Pullen, LLP.

23.2	Consent of Larson Allen Weishair & Co., LLP

99.1*	Press Release dated July 9, 2001

99.2*	Press Release dated August 6, 2001

*Previously Filed

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment No. 2 to the Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 18, 2001

WATERS INSTRUMENTS, INC.

By	/s/ Jerry W. Grabowski
Jerry W. Grabowski,
President and Chief Executive Officer

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

EXHIBIT INDEX

to

FORM 8-K/A-2

WATERS INSTRUMENTS, INC.

Date of Report	Commission File No.:
July 9, 2001	0-1388

Exhibit No.	Description

2.1*

Stock Purchase Agreement dated July 9, 2001 by and among Waters Instruments, Inc., North Central Plastics, Incorporated and the shareholders of North Central Plastics, Incorporated.  Pursuant to Item 601(b)(2) of the Regulation S-B, upon the request of the Commission the Registrant undertakes to furnish supplementally to the Commission a copy of any schedule or exhibit to the Stock Purchase Agreement as follows:

	Exhibit A	Earn Out Agreement
	Exhibit B	Separate Noncompetition Agreement
	Exhibit C	Building Purchase Agreement
	Exhibit D	Lease and Option to Purchase Agreement
	Exhibit E	Berg Employment Agreement
	Exhibit F	Langlie Employment Agreement

	Schedule 3.1A	Real Property
	Schedule 3.1B	Equipment
	Schedule 3.1C	Patents, Trademarks, Formulas, Etc.
	Schedule 3.1D	Certain Leases, Agreements, Etc.
	Schedule 3.1E	Permits, Licenses, Etc.
	Schedule 3.1F	Banks and Depositories
	Schedule 3.1G	Loan and Credit Agreements, Etc.
	Schedule 3.1H	Insurance Policies and Claims
	Schedule 3.1I	Certain Employees
	Schedule 3.1J	Employee Plans
	Schedule 3.1K	Powers of Attorney
	Schedule 3.1L	Taxes
	Schedule 3.2	States where Qualified; Directors and Officers
	Schedule 3.3	Commitments to Issue Stock or North Central
Options
	Schedule 3.4	Subsidiaries
	Schedule 3.6	Sellers’ Consents Required
	Schedule 3.7	Financial Statements
	Schedule 3.9	Undisclosed Liabilities
	Schedule 3.10	Certain Changes and Events
	Schedule 3.11	Assets Not in Good Operating Condition
	Schedule 3.12	Trademarks, Patents and Trade Secrets
	Schedule 3.16	Pending or Threatened Litigation
	Schedule 3.17	Warranties
	Schedule 3.20	Benefit Plans
	Schedule 3.21	Employees
	Schedule 3.23	Contracts with Related Parties
	Schedule 3.24	Relations with Suppliers and Customers
	*Schedule 3.25	Product Liability Claims
	Schedule 3.26	Hazardous Materials List
	Schedule 4.3	Buyer’s Consents Required

23.1	Consent of McGladrey & Pullen, LLP

23.2	Consent of Larson, Allen Weishair & Co., LLP

99.1*	Press Release dated July 9, 2001

99.2*	Press Release dated August 6, 2001

*Previously filed with Form 8-K

INDEPENDENT AUDITOR’S REPORT

Board of Directors

North Central Plastics, Incorporated

Ellendale, Minnesota

We have audited the accompanying consolidated balance sheet of North Central Plastics, Incorporated as of April 30, 2000, and the related consolidated statements of operations and retained earnings, and cash flows for the year then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements referred to above present fairly, in all material respects, the financial position of North Central Plastics, Incorporated as of April 30, 2000, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/  LARSON, ALLEN, WEISHAIR & CO., LLP

Austin, Minnesota
June 14, 2000

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors

North Central Plastics, Inc.

Ellendale, Minnesota

We have audited the accompanying consolidated balance sheet of North Central Plastics, Inc. as of April 30, 2001, and the related statements of income, retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.  The consolidated financial statements of North Central Plastics, Inc. for the year ended April 30, 2000, before they were restated for the matters discussed in Note 8 to the financial statements, were audited by other auditors whose report, dated June 14, 2000, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 2001 consolidated financial statements referred to above present fairly, in all material respects, the financial position of North Central Plastics, Inc. as of April 30, 2001, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

We also audited the adjustments described in Note 8 that were applied to restate the 2000 financial statements.  In our opinion, such adjustments are appropriate and have been properly applied.

/s/ MCGLADREY & PULLEN, LLP

Rochester, Minnesota
July 26, 2001

NORTH CENTRAL PLASTICS, INC.

CONSOLIDATED BALANCE SHEETS
April 30, 2001 and 2000

ASSETS	2001	2000
Current Assets
Cash and cash equivalents	$49,649	$67,275
Trade receivables	1,750,821	1,482,634
Inventories	1,390,153	1,276,275
Prepaid expenses	-	52,630
Prepaid income taxes	15,006	67,100
Deferred income taxes	72,000	71,400
Total current assets	3,277,629	3,017,314

Investments
Cash value of life insurance, net of loans	20,168	124,876

Other Assets, Net	178,541	159,709

Property and Equipment
Land and improvements	75,276	75,276
Buildings	1,730,528	1,804,477
Office equipment	476,105	586,929
Machinery and equipment	2,282,453	2,354,157
Molds and dies	1,787,912	1,887,977
Trucks and autos	200,493	215,311
Total	6,552,767	6,924,127
Less accumulated depreciation	4,047,483	4,324,804
Net property and equipment	2,505,284	2,599,323

Total assets	$5,981,622	$5,901,222

LIABILITIES AND STOCKHOLDERS' EQUITY	2001	2000
Current Liabilities
Current maturities of long-term debt	$1,169,000	$882,700
Notes payable	951,463	706,674
Accounts payable	475,993	595,151
Accrued expenses	399,943	374,102
Contributions due to retirement plan	44,787	50,500
Total current liabilities	3,041,186	2,609,127

Long-Term Debt, Less Current Maturities	1,578,365	1,790,170

Deferred Income Taxes	63,800	61,700

Stockholders' Equity
Common stock, par value $10 per share; authorized 10,000 shares; issued and outstanding 2,439 shares	24,390	24,390
Retained earnings	1,273,881	1,415,835
Total stockholders' equity	1,298,271	1,440,225

Total liabilities and stockholders' equity	$5,981,622	$5,901,222

See Notes to Consolidated Financial Statements.

NORTH CENTRAL PLASTICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
For the Years Ended April 30, 2001 and 2000

	2001	2000

Net sales	$8,706,217	$8,353,862
Cost of goods sold	5,260,975	4,783,703
Gross profit	3,445,242	3,570,159

Operating Expenses
Selling	1,122,260	1,248,723
Shipping	772,769	687,978
Research and development	82,836	60,370
General and administrative	1,391,223	1,364,400
Total operating expenses	3,369,088	3,361,471

Operating income	76,154	208,688

Other Income (Expense)
Income from life insurance proceeds	137,557	-
Interest expense	(275,836)	(206,417)
Loss from earnings of subsidary	(35,998)	-
Loss on investments	-	(234,801)
Other	(31,033)	(21,814)
Total other income (expense)	(205,310)	(463,032)

Loss before income taxes	(129,156)	(254,344)

Federal and state income taxes	6,700	5,622

Net loss	$(135,856)	$(259,966)

Retained earnings, beginning of year, as previously reported	$1,415,835	$1,805,050
Prior period adjustment	-	(123,152)
Retained earnings, beginning of year, as restated	1,415,835	1,681,898
Net loss	(135,856)	(259,966)
Dividends declared	(6,098)	(6,097)
Retained earnings, end of year	$1,273,881	$1,415,835

See Notes to Consolidated Financial Statements.

NORTH CENTRAL PLASTICS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended April 30, 2001 and 2000

	2001	2000
Cash Flows From Operating Activities
Net loss	$(135,856)	$(259,966)
Adjustments to reconcile net loss to net cash used in operating activities:
Income from life insurance proceeds	(137,557)	-
Loss from earnings of subsidary	35,998	-
Depreciation and amortization	529,446	469,799
Deferred income tax	1,500	(12,600)
Loss on disposal of equipment	23,354	-
Increase in allowance for doubtful accounts	7,000	-
Changes in assets and liabilities:
Increase in trade receivables	(275,187)	(229,268)
Increase in inventories	(113,878)	(548,119)
Decrease (increase) in prepaids	104,724	(117,818)
Increase (decrease) in accounts payable	(119,158)	189,332
Increase (decrease) in accrued expenses	25,841	(52,769)
(Decrease) in contributions due to retirement plan	(5,713)	(9,195)
Net cash used in operating activities	(59,486)	(570,604)
Cash Flows From Investing Activities
Decrease in cash surrender value and proceeds from life insurance	242,265	66,545
Acquisition of property and equipment	(437,603)	(917,812)
Investment in subsidary	(14,405)	-
Investment in package design and patents	(61,584)	(43,896)
Net cash used in investing activities	(271,327)	(895,163)
Cash Flows From Financing Activities
Net borrowings under revolving credit agreement	244,789	456,674
Borrowings on long-term debt	2,151,983	1,437,127
Payments on long-term debt	(2,077,488)	(414,582)
Payment of dividends	(6,097)	(6,097)
Net cash provided by financing activities	313,187	1,473,122
Net increase (decrease) in cash and cash equivalents	(17,626)	7,355

Cash and cash equivalents, beginning of year	67,275	59,920
Cash and cash equivalents, end of year	$49,649	$67,275

Supplemental Disclosures of Cash Flow Information
Cash payments for:
Interest	$276,719	$206,000

Income taxes	$1,000	$142,000

See Notes to Consolidated Financial Statements.

Note 1.  Summary of Significant Accounting Policies

Nature of Business:  North Central Plastics, Inc. manufactures electric fencing and plastic molding products, which are marketed throughout the United States.

Principles of Consolidation:  The consolidated financial statements include the accounts of North Central Plastics, Inc., its wholly-owned subsidiary, Engineered Narrow Fabrics, Inc. and its sixty-percent owned subsidiary, Equi-Care, Inc.  Significant intercompany transactions and balances have been eliminated.  During the year ended April 30, 2001, the operations of Equi-Care, Inc. were terminated and the Company liquidated.

Investment in Subsidiary:  North Central Plastics, Inc. has an ownership interest in Red Snapper of Canada, Inc.  This investment is being accounted for using the equity method.

Revenue Recognition:  Customer orders are filled upon receipt of the customer’s purchase order.  Sales of the Company are recognized at time of shipment to the customer, FOB shipping point.  The title for merchandise passes to buyer FOB shipping point via a third party carrier.  Sales are not conditioned on customer acceptance provisions or installation obligations.  The Company utilizes independent manufacturers representatives to facilitate sales orders.  Merchandise is then shipped to the Company’s final customer, who most frequently is a wholesale distributor of the Company’s products.

Use of Estimates:  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements.  Estimates also affect the reported amounts of revenue and expense during the reported period.  Actual results could differ from those estimates.

Cash and Cash Equivalents:  Cash and cash equivalents consist of cash on hand, checking accounts, and money market savings.

Inventories:  The Company values its raw materials, work-in-process and finished goods inventories at cost (last-in, first-out [LIFO] method).  Fencer controllers, stock prods, and high tensile fencing are valued at the lower of cost (first-in, first-out [FIFO] method) or market.  Inventories include overhead costs capitalized under the full absorption method.

Other Assets:  Other assets include costs incurred for package design.  These costs are amortized under the straight-line method over five years.

Property and Equipment:  Property and equipment is stated at cost.  Depreciation is provided for by annual charges to income calculated by the use of the straight-line method to amortize the cost of depreciable assets over their estimated useful lives.  Maintenance, repairs, and minor renewals are charged to expense as incurred.  Replacements and major renewals are capitalized.  The cost and related allowances for depreciation of property and equipment retired, sold, or otherwise disposed of are eliminated from the account.  The resulting gains or losses are included in the determination of net income.

Research and Development:  Research and development costs for new products are expensed in the period in which incurred.

Advertising:  Advertising costs are expensed in the period in which incurred.  Advertising costs totaled approximately $144,100 and $109,700 during 2001 and 2000, respectively.

Pension Plan:  The Company has a defined contribution retirement plan adopted under IRC Section 401(k) covering all employees who are twenty and one-half years of age and have completed at least six full months of continuous service.  Contributions to the plan are at the discretion of the Company’s Board of Directors.  The Company’s contributions to the plan were $44,800 and $50,500 for the years ended April 30, 2001 and 2000, respectively.

Income Taxes:  Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes due plus deferred taxes related primarily to differences between the basis of reporting between financial and income tax reporting for property and equipment, vacation accruals, and allowances as well as credit carryforwards.  The deferred taxes represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

Recently Issued Accounting Standards:  In June 2001, the Financial Accounting Standards Board finalized SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets.  These pronouncements provide that business combinations initiated after June 30, 2001, be accounted for using the purchase method and that goodwill be reviewed for impairment rather than amortized.  The Company does not believe the adoption of these pronouncements will have a material effect on its financial position or results of operations.

Note 2.  Inventories

Inventories at April 30, 2001 and 2000 were composed of the following:

	2001	2000
Finished goods	$406,650	$309,862
Work in process	292,337	357,502
Raw materials	841,999	763,172
LIFO reserve	(150,833)	(154,261)
Net inventories	$1,390,153	$1,276,275

The use of the LIFO method of determining the cost of certain inventories (See Note 1) had the effect of increasing net income by $3,428 and decreasing net income by $23,575 for the years ended April 30, 2001 and 2000, respectively, as compared to what they would have been under the FIFO method.

Note 3.  Cash Surrender Value of Life Insurance

The gross cash surrender value of life insurance on April 30, 2001 and 2000 were $517,543 and $637,702, respectively.  Borrowings against the cash surrender value as of these dates were $497,375 and $512,826, respectively.

Note 4.  Notes Payable

The Company has a $1,300,000 revolving credit note with US Bank through October 31, 2001.  The outstanding balance at April 30, 2001 and 2000 was $951,463 and $706,674, respectively.  The rate of interest on this line of credit is equal to the bank’s reference rate (6.46% at April 30, 2001).  Advances are limited based on percentages of receivables and inventory.  Substantially all assets other than property and equipment are pledged on this loan.  This note is also personally guaranteed, jointly and severally, by Jon Berg and Ronald Langlie.  This note also contains certain covenants.  See Note 5 for covenant detail and compliance.

Note 5.  Long-Term Debt

Long-term debt consists of the following at April 30, 2001 and 2000:

	2001	2000
US Bank
Real estate mortgage loan at a variable interest rate equal to prime plus 0.25%. Monthly payments of $9,908 due through January 2004. Balloon payment due January 2004. Collateralized by property and personal guarantees of Jon Berg and Ron Langlie.	$959,629	$642,859
Equipment note payable at a fixed interest rate of 9.17%. Monthly payments of $6,010 due through May 2005. Collateralized by substantially all Company assets and the personal guarantees of Jon Berg and Ron Langlie.**	332,044	370,000
Equipment note payable at a variable rate equal to the bank's reference rate. Due in monthly installments of $9,905 through January 2007. Collaterized by substantially all Company assets and the personal guarantees of Jon Berg and Ron Langlie.**	371,137	782,478
Unsecured promissory notes payable to each Jon Berg and Ronald Langlie maturing February 2002 ($350,000) and May 2005 ($410,000). Interest payable monthly at prime.	760,000	410,000
The Albert Berg Revocable Trust and Howard Langlie $700,000 Stock redemption at 7% interest. Monthly payments of $13,860 through January 2001. Secured by treasury stock held in escrow.	-	108,215
$200,000 Promissory note payable to Ed Murphy at -0-% interest, discounted using an effective rate of 8.0%. Quarterly payments of $6,250 through September 2007. Secured by specific equipment and machinery.	125,553	139,721
Notes payable (Alliant) for the purchase of equipment. Monthly payments of $4,413, including interest at 3% through November 2005. Secured by the equipment.	177,926	139,157
Miscellaneous notes payable at various terms. Collateralized by specific company assets.	15,676	72,340
$21,600 sewer and water line extension assessment due the City of Ellendale. Payable in annual payments of $2,700 plus interest at 7.0% through 2002.	5,400	8,100
Total long-term debt	2,747,365	2,672,870
Less current maturities	1,169,000	882,700
Net long-term debt	$ 1,578,365	$ 1,790,170

The principal payments due over the next five years are 2002 $1,169,000; 2003 $106,578; 2004 $107,472; 2005 $88,187; 2006 $1,241,055 and $35,073 thereafter.

**These notes payable to US Bank contain covenants for reporting requirements, operating results and balance sheet relationships.  At April 30, 2001, the Company was in violation of certain of those covenants.  Accordingly, these notes have been classified as current liabilities.

Note 6.  Income Taxes

The Company uses an asset and liability approach for financial accounting and reporting of income taxes.  A current tax liability or asset is recognized for the estimated taxes payable or refundable on tax returns for the current year and a deferred tax liability or asset is recognized for the estimated tax effects attributable to temporary difference and carryforwards.  The current and deferred tax liabilities and assets are based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated.

The net deferred taxes consist of the following at April 30:

	2001	2000
Current deferred tax asset	$72,000	$71,400

Non-current deferred tax liability	$119,000	$127,600
Non-current deferred tax asset	(55,200)	(65,900)
Net non-current deferred tax liability	$63,800	$61,700

Federal and state income taxes consist of the following at April 30, 2001 and 2000:

	2001	2000
Current:
Federal	$7,200	$16,022
State	1,000	2,200
Total current	8,200	18,222

Deferred:
Federal	(1,000)	(7,600)
State	(500)	(5,000)
Total deferred	(1,500)	(12,600)

Total income taxes	$6,700	$5,622

The provision for income tax varies from the amount of income tax determined by applying the statutory income tax rates to pre-tax income due to state income taxes and non-deductible expenses.  The Company has approximately $10,200 of AMT credits to offset future years’ state and federal tax liabilities that will begin to expire in 2010.

Note 7.  Major Customers

The Company had sales of $1,407,300 and $1,471,200 during 2001 and 2000, respectively, to an individual customer.  Accounts receivable due from this customer as of April 30, 2001 and 2000 were $323,000 and $367,000, respectively.

Note 8.  Prior Period Adjustment

The Company has recorded a prior period adjustment of $123,152 to correct for the overstatement of overhead costs that were applied to inventory, to record an accrual for estimated warranty costs on products sold and still covered under the terms of the product warranty at year-end and to record deferred income taxes associated with non-compete agreements.  The impact of the prior period adjustment on previously reported income for the year ended April 30, 2000 was not material.

Note 9.  Subsequent Event

Subsequent to April 30, 2001, the stockholders of the Company have agreed in principle to sell all of the outstanding shares of common stock to an unrelated entity.

UNAUDITED FINANCIAL STATEMENTS OF
NORTH CENTRAL PLASTICS, INC.
AS OF JULY 31, 2001

North Central Plastics, Inc.

Unaudited Consolidated Balance Sheet

July 31, 2001

2001
ASSETS	Unaudited
Current Assets
Cash and cash equivalents	119,691
Trade Receivables	1,517,512
Inventories	1,348,048
Prepaid expenses	50,893
Deferred income taxes	67,000
Total current assets	3,103,144

Investments
Cash value of life insurance, net of loans	27,022

Other assets, net	0

Property and equipment, net of depreciation	2,672,745

Total assets	5,802,911

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current maturities of long-term debt	1,169,000
Notes payable	669,335
Accounts payable	442,245
Accrued expenses	525,685
Total current liabilities	2,806,265

Long-term Debt, less current maturities	1,518,808

Deferred income taxes	58,800

Stockholders' equity	1,419,038

Total liabilities and stockholders' equity	5,802,911

See notes to condensed financial statements.

North Central Plastics, Inc.

Unaudited Statements of Operations

Three Months Ended July 31, 2001 and 2000

	July 31
	2001	2000
Net sales	$3,017,182	$2,626,806
Cost of goods sold	1,720,464	1,559,168
Gross profit	1,296,718	1,067,638

Operating Expenses
Selling	280,308	322,596
Shipping	207,782	225,752
Research and development	15,438	20,397
General and administrative	441,029	308,026
Total operating expenses	944,557	876,771

Operating income	352,161	190,867

Other income(expense)	(166,394)	(98,284)

Income before income taxes	185,767	92,583

Federal and state income taxes	65,000	32,400

Net income	$120,767	$60,183

See notes to condensed financial statements.

North Central Plastics, Inc.

Unaudited Consolidated Statements of Cash Flows

For three months ended July 31, 2001 and 2000

	2001	2000
	Unaudited	Unaudited

Cash flows from operating activities	422,503	247,505

Cash flows from investing activities
Aquisition of property and equipment	(137,976)	(289,880)
Increase in cash surrender value of life insurance	(6,854)	(12,630)
Net cash used in investing activities	(144,830)	(302,510)

Cash flows from financing activities
Net borrowings under revolving credit agreement	(141,976)	300,000
Borrowings on long-term debt	0	373,793
Payments on long-term debt	(59,558)	(538,679)
Payment of dividends	(6,097)	(6,097)
Net cash used in financing activities	(207,631)	129,017

Increase in cash and cash equivalents	70,042	74,012

Cash and cash equivalents
Beginning of period	49,649	67,275
End of period	119,691	141,287

See notes to condensed financial statements.

Notes to Condensed Financial Statements

Three Months Ended July 31, 2001

(Unaudited)

1.             Basis of Presentation

The North Central Plastics, Inc. financial statements have been prepared by the Company, without an audit.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted, pursuant to such rules and regulations, although management believes the disclosures are adequate to make the information presented not misleading.  These statements should be read in conjunction with the Company’s annual financial statements and related notes included elsewhere in this 8-K/A filing.

The financial statements presented herein as of July 31, 2001 and for the three months ended July 31, 2001 and 2000 reflect, in the opinion of management, all material adjustments consisting only of normal recurring adjustments necessary for a fair presentation of the financial position, results of operations and cash flows for these interim periods.

2.             Inventories

Inventories are stated at the lower of cost, determined on a first-in, first-out (FIFO) basis, or market.  Inventories consist of the following:

July 31, 2001
Raw materials	$537,178
Work in process	233,466
Finished goods	577,404
Total inventory	$1,348,048

3.             Sale of Company

On August 6, 2001, the Company sold all the outstanding stock of the Company to Waters Instruments, Inc. for $6.524 million.  Immediately following the acquisition, the Company was merged into Waters Instruments, Inc.  At the closing of the purchase, the parties also entered into a earn out agreement, pursuant to which Waters Instruments, Inc. may be required to pay the sellers up to an additional $780,000 if operating results of the Company in Fiscal years 2002 through 2006 exceed predetermined levels.

PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)

Introduction

On August 6, 2001, pursuant to an acquisition agreement, Waters Instruments, Inc. (Waters) acquired all the outstanding shares of common stock of North Central Plastics, Inc (NCP).  NCP’s common stockholders received approximately $6.5 million in cash.  The agreement also includes an adjustment clause that may require Waters to pay the sellers up to an additional $780,000 if operating results of the Company in fiscal years 2002 through 2006 exceed predetermined levels.

The following unaudited combined, condensed pro forma financial information represents the combination of the balance sheets of Waters and NCP at June 30, 2001, as if the transaction occurred at that time.  Additionally, the pro forma statements of operations represent the combination of Waters for the year ended June 30, 2001, with NCP for the year ended April 30, 2001, as if the transaction had occurred at the beginning of the period presented.   See the accompanying notes to the pro forma financial information.

The unaudited combined condensed pro forma data does not purport to represent the actual results which would have been achieved by Waters and NCP had the merger been completed or if they had been operating as a single entity during the period indicated, nor is such data necessarily indicative of future operating results.

Unaudited Pro Forma Combined Balance Sheet

	Historical
	Waters Instruments, Inc June 30, 2001	North Central Plastics April 30, 2001	Pro Forma Adjustments			Pro Forma Combined
			(dollars in thousands)
Current assets
Cash and equivalents	$4,134.0	$50.0	$(2,548.0)	(a	)	$1,636.0
Trade receivables	3,344.0	1,751.0				5,095.0
Inventories	2,348.0	1,390.0				3,738.0
Prepaid expenses	112.0	-				112.0
Prepaid income taxes	-	15.0				15.0
Deferred income taxes	207.0	72.0				279.0
Total current assets	10,145.0	3,278.0				10,875.0

Property, plant and equipment, net	1,191.0	2,505.0	(417.0)	(a	)	3,279.0

Other assets
Goodwill	-	-	5,612.0	(a	)	5,612.0
Costs in excess of net assets of businessesacquired, net of amortization	10.0	-				10.0
Investments	3.0	20.0				23.0
Non compete agreement			1,250.0	(c	)	1,250.0
Other assets, net	-	179.0	(92.0)	(a	)	87.0
Total other assets	13.0	199.0				6,982.0
Total assets	11,349.0	5,982.0	3,805.0			21,136.0

Current liabilities
Trade payables	1,172.0	476.0				1,648.0
Current maturities of long-term debt	-	1,169.0	(332.0)	(b	)	837.0
Note payables	-	952.0	1,400.0	(b	)	2,352.0
Accrued expenses	820.0	400.0				1,220.0
Contributions due to retirement plan	-	45.0				45.0
Income taxes payable	290.0	-				290.0
Total current liabilities	2,282.0	3,042.0				6,392.0

Long-Term Debt, Less Current Maturities	-	1,578.0	4,035.0	(b	)	5,613.0

Deferred income taxes	48.0	64.0				112.0

Stockholders' equity
Preferred stock	-	-				-
Common stock	150.0	24.0	(24.0)			150.0
Additional paid-in capital	1,360.0	-				1,360.0
Retained earnings	7,509.0	1,274.0	(1,274.0)			7,509.0
Total stockholders' equity	9,019.0	1,298.0				10,317.0
Total liabilities and equity	11,349.0	5,982.0	3,805.0			21,136.0

See notes to pro forma combined financial statements

Unaudited Pro Forma Combined Statements of Operations

	Historical
	Waters Instruments, Inc June 30, 2001	North Central Plastics April 30, 2001	Pro Forma Adjustments			Pro Forma Combined
	(dollars in thousands, except per share data)

Net sales	$15,255.0	$8,706.0				$23,961.0
Cost of goods sold	9,471.0	5,261.0	(190.0)	(b	)	14,742.0
			200.0	(d	)
Gross profit	5,784.0	3,445.0				9,219.0

Operating expenses
General and administrative	1,656.0	1,391.0	(46.0)	(b	)	3,251.0
			250.0	(e	)
Selling	2,545.0	1,122.0				3,667.0
Shipping	-	773.0	(36.0)	(b	)	737.0
Research and development	431.0	83.0				514.0
Total operation expenses	4,632.0	3,369.0				8,169.0
Operating income from continuing operations	1,152.0	76.0				1,050.0

Other income
Income from life insurance proceeds	-	138.0	(138.0)	(c	)	-
Interest income	206.0	-				206.0
Interest expense	-	(276.0)	(169.0)	(a	)	(445.0)
Loss from earnings of subsidiary	-	(36.0)				(36.0)
Other income, net	142.0	(31.0)				111.0
Income/(loss) from continuing operations before income taxes	1,500.0	(129.0)				886.0
						-
Income tax provision	599.0	7.0	(170.0)	(f	)	436.0
Income/(loss) from continuing operations	901.0	(136.0)				450.0

Discontinued operations
(Loss) from operations of discontinued WTS division,less applicable income tax effect	(5.0)	-				(5.0)
(Loss) on disposal of WTS division, less applicable incometax effect	(33.0)	-				(33.0)
Net income	863.0	(136.0)	(315.0)			412.0

Basic net income per share from continuing operations	$0.61	$(55.76)				$0.30
Diluted net income per share from continuing operations	$0.59	$(55.76)				$0.30
Basic net income per share	$0.58	$(55.76)				$0.28
Diluted net income per share	$0.57	$(55.76)				$0.27
						-
Weighted average number of shares outstanding-basic	1,489,057	2,439	(2,439)			1,489,057
Weighted average number of shares outstanding-diluted	1,519,161	2,439	(2,439)			1,519,161

See notes to pro forma combined financial statements

Notes to Unaudited Pro Forma Financial Information

The accompanying unaudited combined, condensed pro forma financial information contains all adjustments representing the effect of Waters acquisition of all of the outstanding shares of common stock of NCP.  In this business combination to be accounted for as a purchase, the purchase price of the NCP common stock exceeded the net assets of NCP by approximately $5.6 million and has been treated as goodwill on the accompanying pro forma balance sheet.  The following notes summarize the pro forma adjustments enumerated in the unaudited combined, condensed pro forma financial information presented:

Pro forma balance sheet notes:

a.

The estimated purchase price and preliminary adjustments to historical book value of North Central Plastics, Inc. as a result of the purchase of North Central Plastics, Inc. are as follows (dollars in thousands):

Cash paid at date of purchase	$6,524
Estimated fair market value of net assets acquired	(912)
Goodwill	$5,612

b.

Proceeds from long-term debt obtained to repay obligations of North Central Plastics, Inc.  Debt consists of $5.2 million 7.5% note payable due in 84 monthly installments of $79,760, including interest.

c.	Reflects Non compete agreement entered into with prior owners of North Central Plastics, Inc. Term of agreement is five years. Unpaid portion of agreement bears interest at prime rate.

Pro forma statement of operations notes:

a.

Reflects adjustment for additional interest expense assuming the purchase of North Central Plastics, Inc. occurred on July 1, 2000.  The change in interest expense reflects changes in long term borrowings related to the purchase of net assets and interest expense due on non compete agreement as follows(in thousands):

Interest expense on $5.2 million debt	$370
Interest expense on non compete	75
Less – historical North Central Plastics, Inc. interest expense	(276)
Pro forma interest expense adjustment	169

b.

Reflects adjustment to depreciation expense as the result of the allocation of the net purchase price of North Central Plastics, Inc. to tangible and intangible assets.  Machinery and equipment is being depreciated over 7 years.

c.	Reflects adjustment to remove life insurance proceeds received by North Central Plastics, Inc. during the year ended April 30, 2001.

d.	Reflects adjustment to record rent expense to be paid under provisions of an operating lease entered into for an office and manufacturing facility located in Ellendale, Minnesota.

e.	Reflects amortization expense related to $1.2 million non compete agreement. Agreement is being amortized over five year term of the agreement.

f.	Reflects income tax impact of pro forma adjustments.